                            SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

                            [AMENDMENT NO..........]


Filed by the Registrant  [x]
Filed by a Party other than the Registrant [ ]

Check the approximate Box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
    240.14a-12

                          Lancaster Colony Corporation
                (Name of Registrant as Specified in Its Charter)


. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       2)     Aggregate number of securites to which transaction applies:

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11:*

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       4)     Proposed maximum aggregate value of transaction:

                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

*Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)     Amount Previously Paid:________________________________________________
  2)     Form Schedule or Registration Statement No.:___________________________
  3)     Filing Party:__________________________________________________________
  4)     Date Filed:____________________________________________________________

                          LANCASTER COLONY CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held November 21, 1994

        The annual meeting of the shareholders of Lancaster Colony Corporation (the "Corporation") will be held at 11:00 a.m., Eastern Standard Time, November 21, 1994, in the Legislative AB Meeting Room of the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215.

        The meeting will be held for the following purposes:

        1. To elect three directors for a term which expires in 1997.

        2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 23, 1994, will be entitled to notice of and to vote at the meeting.

        If you do not expect to attend the meeting, please sign, date and return the enclosed proxy. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the meeting.




October 11, 1994                                JOHN B. GERLACH, JR.
                                                President and Secretary

                          LANCASTER COLONY CORPORATION
                              37 WEST BROAD STREET
                             COLUMBUS, OHIO  43215

                                PROXY STATEMENT


                              GENERAL INFORMATION



        This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used in voting at the annual meeting of shareholders to be held November 21, 1994, in the Legislative AB Meeting Room, Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215, at 11:00 a.m., Eastern Standard Time (the "Annual Meeting"). The enclosed proxy, if completed and forwarded to the Corporation, will be voted in accordance with the instructions contained therein. The proposals referred to therein are described in this Proxy Statement.

        The proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation. The presence of a shareholder at the meeting will not revoke the proxy unless specific notice thereof is given.

        The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or through the efforts of officers and regular employees of the Corporation.

        The Board of Directors has fixed the close of business on September 23, 1994 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof.
At that date the Corporation had outstanding and entitled to vote 30,044,535 shares of Common Stock, each share entitling the holder to one vote. The Corporation has no other class of stock outstanding. This proxy statement is first being mailed to shareholders on or about October 11, 1994.

                      NOMINATION AND ELECTION OF DIRECTORS

        The Board of Directors of the Corporation is divided into three classes. The members of the three classes are elected to serve for staggered terms of three years. The Board of Directors currently consists of ten members. Pursuant to Section 2.04 of the Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal. Thus, the Board of Directors of the Corporation currently consists of two classes of three members each and one class of four members.

        The names and ages of the "Nominees" and the "Continuing Directors," their principal occupations during the past five years and certain other information together with their beneficial ownership of the Corporation's Common Stock as of September 1, 1994, is listed below. As of September 1, 1994, the Corporation had outstanding and entitled to vote 30,057,247 shares of Common Stock.

                      NOMINEES FOR TERM TO EXPIRE IN 1997

NAME; OFFICE WITH CORPORATION;                          DIRECTOR         SHARES OWNED AT         PERCENT OF
     PRINCIPAL OCCUPATION               AGE              SINCE          SEPTEMBER 1, 1994          CLASS
- - -----------------------------------------------------------------------------------------------------------
Morris S. Halpern; Retired;              64               1963                138,544                *
     formerly Vice President
     of the Corporation(1)(2)

Robert S. Hamilton;                      66               1985                  8,816                *
     Vice Chairman and Director
     of Liqui-Box Corporation
     (plastic packaging manufacturer)(2)

David J. Zuver; Retired;                 70               1966                146,099                *
     formerly Vice President
     of the Corporation(2)
- - --------------------------------------
     *  Less than 1%

     (1)Mr. Halpern served as an officer of the Corporation until June 1992. The Corporation and Mr. Halpern have entered into a formal consulting agreement as is discussed under "Compensation of Directors."
     (2)See footnote 2 under "Continuing Directors," which explanation applies to Messrs. Halpern, Hamilton and Zuver.

     All the nominees have indicated a willingness to stand for election and to serve if elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, the proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors.

                              CONTINUING DIRECTORS

NAME; OFFICE WITH CORPORATION;                     DIRECTOR      TERM         SHARES OWNED AT       PERCENT OF
     PRINCIPAL OCCUPATION                AGE        SINCE       EXPIRES      SEPTEMBER 1, 1994        CLASS
- - ---------------------------------------------------------------------------------------------------------------
Frank W. Batsch; Retired;                63         1963        1995                70,526                 *
     formerly Vice President
     of the Corporation(2)(10)

Robert L. Fox; Account                   45         1991        1996               695,750               2.31%
     Executive for Advest, Inc.
     (stock brokerage firm)
     since 1978(2)(3)

John B. Gerlach; Chairman                67         1961        1995             6,457,752              21.48%
     of the Board and Chief
     Executive Officer of the
     Corporation(1)(2)(3)(4)(5)

John B. Gerlach, Jr.;                    40         1985        1996             2,862,804               9.51%
     President, Chief Operating
     Officer and Secretary
     of the Corporation
     (1)(2)(3)(4)(6)(7)

Edward H. Jennings;                      57         1990        1996                   533                 *
     President Emeritus and
     Professor of Finance at
     The Ohio State University;
     formerly President of The
     Ohio State University from
     1981 to 1990(8)

Richard R. Murphey, Jr.;                 69         1973        1995                62,547                 *
     Of Counsel, law firm of
     Squire, Sanders & Dempsey(2)(9)

Henry M. O'Neill, Jr.; Chairman,         59         1976        1995                13,101                 *
     Chief Executive Officer of AGT
     International, Inc. (voice
     response systems) since 1988;
     Chairman of Board of Evergreen
     Quality Concessions (mobile
     caterer) since 1987

All Directors and Executive Officers                                             7,822,480              25.95%
as a group (12 Persons)(1)(11)
- - ---------------------------------------
* Less than 1%

        (1)Includes shares held by the Employee Stock Ownership Plan allocated to the accounts of Lancaster Colony Corporation employees. Employees have the right to direct the voting of such shares.


      (2)Holdings include shares owned by spouses, minor children and shares held in custodianship or as trustee. The following persons disclaim beneficial ownership in such holdings with respect to the number of shares indicated: Mr. Batsch, 2,570; Mr. Fox, 75,385; Mr. John B. Gerlach, 1,786,700; Mr. John B. Gerlach, Jr., 1,687,258; Mr. Halpern, 6,074; Mr. Hamilton, 2,683; Mr. Murphey, 8,661; and Mr. Zuver, 72,847.
      (3)Messrs. John B. Gerlach and John B. Gerlach, Jr., trustees of Gerlach Foundation, Inc. and Mr. Fox, a trustee of Fox Foundation, Inc., share voting and investment power with their respective foundations, both of which are private charitable foundations. Gerlach Foundation, Inc. holds 389,955 shares and Fox Foundation, Inc. holds 28,038 shares. These shares are included in the above table. Gerlach Foundation, Inc. and Fox Foundation, Inc. together control an additional 436,749 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Messrs. Gerlach and Mr. Fox.
         The Trustees each disclaim beneficial ownership of any of these shares.
      (4)Messrs. John B. Gerlach and John B. Gerlach, Jr. by virtue of their stock ownership and positions with the Corporation may be deemed "control persons" of the Corporation. John B. Gerlach is John B. Gerlach, Jr.'s father.
      (5)Mr. John B. Gerlach is also a director of Drug Emporium, Inc., Huntington Bancshares Incorporated and M/I Schottenstein Homes, Inc.
      (6)Mr. Gerlach, Jr. has the right to acquire 53,332 shares through the exercise of stock options which shares are included in the table.
      (7)Mr. Gerlach, Jr. is also a director of The Cardinal Fund Inc.
      (8)Mr. Jennings is also a director of Borden Chemicals & Plastic Ltd. Partnership and Super Food Service, Inc.
      (9)Mr. Murphey is Of Counsel to a law firm which the Corporation has retained from time to time during the last two full fiscal years and proposes to retain during the current year.
     (10)Mr. Batsch served as an officer of the Corporation until November 1992 and continues as a part-time consultant to the Corporation. See "Compensation of Directors" for further discussion.
     (11)Shares held include 85,342 shares subject to presently exercisable options.

        The Board of Directors has established an audit committee (the "Audit Committee") consisting of Messrs. Batsch, Hamilton and O'Neill. Mr. Hamilton serves as Chairman of the Audit Committee. The Audit Committee is charged with the responsibility of reviewing such financial information (both external and internal) about the Corporation and its subsidiaries, so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and
(ii) that an adequate system of internal financial control has been implemented throughout the Corporation and is being effectively followed. The Audit Committee held three meetings during the fiscal year ended June 30, 1994 ("fiscal 1994"). All members were in attendance except Mr. Batsch who was absent for two meetings.

        The Board of Directors has established a compensation committee (the "Compensation Committee") consisting of Messrs. Hamilton, Jennings and O'Neill as its members. Mr. Jennings serves as Chairman of the Compensation Committee. The powers and duties of the Compensation Committee are to consider and formulate recommendations to the Board of Directors with respect to all aspects of compensation to be paid to the executive officers of the Corporation, to undertake such evaluations and make such reports as are required by the applicable rules of the Securities and Exchange Commission and to perform and exercise such other duties and powers as shall from time to time be designated by action of the Board of Directors. The Compensation Committee held two meetings during fiscal 1994. All members were in attendance.

         The Board of Directors does not have a Nominating Committee.

         A total of four meetings of the directors of the Corporation were held during fiscal 1994. Each of the directors attended at least 75% of the total number of meetings of the directors.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Corporation. To the Corporation's knowledge, based solely on a review of such reports, during the past fiscal year all Section 16(a) filing requirements applicable to the Corporation's directors and executive officers were complied with, except that Mr. Halpern made a late filing of Form 4 with respect to one transaction.


                           COMPENSATION OF DIRECTORS


         Except as noted below, directors who are not employees of the Corporation or any of its subsidiaries receive an annual fee of $10,000 plus $750 for each meeting attended. Directors who also serve on the Audit Committee and/or Compensation Committee receive $750 for each such committee meeting attended.

         The Corporation has a consulting agreement with Mr. Halpern pursuant to which Mr. Halpern has agreed to perform advisory and consulting services for an annual fee of $200,000 for calendar year 1993 and $150,000 for calendar years 1994 through 1996. If at December 31, 1996 Mr. Halpern has satisfied all the terms of the consulting agreement, he shall be entitled to receive additional consulting fees of $50,000 per year beginning in 1997 and terminating upon his death.

         Subject to an informal arrangement, effective January 1, 1993 the Corporation began paying Mr. Batsch as a part-time consultant based on an annual fee of $18,000. Additionally, postretirement benefits pursuant to an informal arrangement were paid by the Corporation to Mr. Zuver of $30,000 annually.

         The payments to Messrs. Zuver, Halpern and Batsch also include their services as directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The following individuals have beneficial ownership, directly or indirectly, of more than five percent of the outstanding common stock of the
Corporation:

                                              NATURE OF
     NAME AND                                 BENEFICIAL                    AMOUNT                     PERCENT OF
     ADDRESS                                  OWNERSHIP                     OWNED(1)                    OWNERSHIP
- - ------------------------------------------------------------------------------------------------------------------
John B. Gerlach                               Direct and                    6,457,752                     21.48%
Lancaster Colony Corp.                        Indirect
37 West Broad Street
Columbus, Ohio  43215

John B. Gerlach, Jr.                          Direct and                    2,862,804(2)                  9.51%
Lancaster Colony Corp.                        Indirect
37 West Broad Street
Columbus, Ohio  43215
- - ------------------------

     (1)See footnotes 1, 2, 3 and 4 under "Continuing Directors," which explanations apply to Messrs. Gerlach.
     (2)See footnote 6 under "Continuing Directors," which explanation applies to John B. Gerlach, Jr.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


The following table summarizes compensation earned during the fiscal years ended June 30, 1994, 1993 and 1992, by those persons who were the Chief Executive Officer and the three other most highly compensated, reportable executive officers of the Corporation during fiscal 1994:

                                                                                                 LONG-TERM
                                                                ANNUAL COMPENSATION(1)          COMPENSATION
                                              FISCAL            -----------------------         ------------         ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR              SALARY            BONUS          OPTIONS(#)       COMPENSATION(2)
- - ----------------------------------------------------------------------------------------------------------------------------------
John B. Gerlach;                              1994              $485,000                                               $4,978
Chairman of the                               1993               425,000                                                5,207
Board and Chief                               1992               400,000                                                5,524
Executive Officer

Larry G. Noble;                               1994              $219,508           $252,000                            $4,978
Vice President(3)                             1993               208,500            210,000           26,666            5,207
                                              1992               198,396            180,000                             5,524

John B. Gerlach, Jr.;                         1994              $297,083                                               $4,978
President, Chief                              1993               266,216                                                5,207
Operating Officer                             1992               227,917                                                5,489
and Secretary

John L. Boylan;                               1994              $110,000                                              $ 2,216
Treasurer and                                 1993               100,000                               5,333            2,389
Assistant Secretary                           1992                90,000          $  10,000                             2,205

        (1)The named executive officers received certain perquisites in 1994, 1993 and 1992, the amount of which did not exceed the reportable threshold of the lesser of $50,000 or 10% of any such officer's salary and bonus.
        (2)Approximate amounts contributed on behalf of such executive officer to the Employee Stock Ownership Plan (ESOP).
        (3)Bonus amounts listed as paid to Mr. Noble are discretionarily determined and relate to the preceding fiscal year.  The bonus relating to fiscal 1994 has not yet been determined but is currently expected to at least equal that paid in fiscal 1994 for fiscal 1993.

                      STOCK OPTION EXERCISES AND HOLDINGS


The following table sets forth certain information with respect to stock options exercised during fiscal 1994 by each of the executive officers named in the Summary Compensation Table and unexercised stock options held as of June 30, 1994 by such executive officers:

                     AGGREGATED OPTION EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                         VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              UNDERLYING                              FISCAL YEAR-END(#)               FISCAL YEAR-END($)(1)(2)
                               OPTIONS            VALUE           ---------------------------         --------------------------
 NAME                        EXERCISED(#)     REALIZED($)(1)      EXERCISABLE   UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE
- - ----------------------------------------------------------------------------------------------------------------------------------
John B. Gerlach, Jr.                                              53,332                              $1,456,097
Larry G. Noble               13,333           $ 327,492                          32,010                              $411,892
John L. Boylan                5,333           $  45,018

         (1)All values are shown pre-tax and are rounded to the nearest whole dollar.
         (2)Based on the 1994 fiscal year-end closing price of $35.44 per Common Share, adjusted for the four-for-three stock split paid July 1994.

                              SEVERANCE AGREEMENT

         Mr. Boylan is a party to an agreement entitling him to severance benefits equal to (i) full salary paid through the date of his termination plus
(ii) an amount equal to the lesser of (a) 100% of the highest annual rate of salary and highest annual bonus paid to Mr. Boylan during the three-year period prior to his date of termination, and (b) twice his annual compensation (salary plus bonus) paid for the full fiscal year immediately preceding the date of his termination, in the event that within a period of one year after a "change of control" (as defined in the agreement) his employment is terminated by the Corporation (other than for cause) or by Mr. Boylan (if there has been any material adverse change in the terms of his employment).

                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") consists entirely of outside, non-employee directors. The compensation of executive officers of the Corporation, other than the chief executive officer ("CEO") is established annually by the CEO in consultation with the Committee. In establishing the compensation of executive officers various factors are considered including the scope of responsibilities, the quality of the executive officer's performance in discharging those responsibilities, and in certain cases, the financial performance of the Corporation or of a particular division of the Corporation under that executive officer's supervision. The determination of the compensation of executive officers is essentially subjective and dependent upon the recommendation of the CEO, and no specific weight is given to any of the foregoing factors.

         The compensation of the CEO was based on the Committee's evaluation of his performance toward the achievement of the Company's financial, strategic and other goals and his length of service as CEO. In determining the CEO's compensation the Committee considered the CEO's hands-on oversight of all of the Corporation's operations, his attention to detail and his reputation as a business leader in the industries in which the Corporation operates as well as competitive chief executive officer pay information. The determination of the CEO's compensation was subjective, with no specific weight given to any particular factor.

                 Edward H. Jennings, Chairman
                 Robert S. Hamilton
                 Henry M. O'Neill, Jr.

                              PERFORMANCE GRAPH

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
      OF LANCASTER COLONY CORPORATION, S&P INDEX AND PEER INDUSTRY GROUP

        The graph set forth below compares the five-year cumulative total return from investing $100 on June 30, 1989 in each of the Corporation's Common
Stock, the Standard and Poor's 500 Index and the S&P Conglomerates Index:



                                         CUMULATIVE TOTAL RETURN
                               ---------------------------------------------
                               6/89    6/90    6/91    6/92   6/93   6/94
Lancaster Colony Corp.          100     106     106     231    408    511

S & P 500                       100     116     125     142    161    163

S & P CONGLOMERATES             100     103      92     103    144    142




                               OTHER TRANSACTIONS

         John B. Gerlach has a 48% interest in an accounting partnership known as John Gerlach & Co. ("the Firm") which, pursuant to an arrangement that was approved by the Audit Committee, performs accounting, tax and internal management advisory services of a type generally available from an independent accounting firm, including services relating to Federal and local taxation, mergers and acquisitions and pension matters. The fee paid to the Firm for its services is measured by the volume of work performed and is reviewed by the Audit Committee. The fees for services for the fiscal year ended June 30, 1994 were $428,760.

         The Corporation believes that the terms of the above transactions are as favorable to it as those which could have been obtained from independent parties.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP has acted as independent certified public accountants of the Corporation during the fiscal year ended June 30, 1994. Deloitte & Touche LLP is expected to have a representative present at the annual meeting of shareholders who may make a statement, if desired, and will be available to answer appropriate questions.

                             SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be in the proxy statement for the 1995 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices no later than June 13, 1995.


                                 OTHER MATTERS

         As of the date of this statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation.

                                        By Order of the Board of Directors


October 11, 1994
                                        JOHN B. GERLACH, JR.
                                        President and Secretary

                          LANCASTER COLONY CORPORATION
         PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 21, 1994

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert L. Fox, John B. Gerlach, Jr. and Richard R. Murphey, Jr., or any of them, proxies of the undersigned, with power of substitution, to vote all shares of stock of the Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held November 21, 1994, or at any adjournment thereof, and to exercise all of the powers which the undersigned would be entitled to exercise as a shareholder if personally present upon the following matters:





                 (To Be Continued And Signed On The Other Side)

            ----------       Please
                             mark your
                 X           votes as
                             in this
            ----------       example.


If no contrary specification is made, this proxy will be voted FOR proposal 1.

1. Election of         For           Withheld       Nominees: For Term expiring 1997
   Directors                                                  Morris S. Halpern       2.The transaction of
                      --------         --------               Robert S. Hamilton        all other matters
                                                              and David J. Zuver        as may properly come
                      --------         --------                                         before the meeting

For, except vote withheld from the following nominee(s):                                (Continued from other
                                                                                        side)
________________________________________________________





SIGNATURE(S)___________________________ DATE_______________________ , 1994

SIGNATURE(S)___________________________ DATE_______________________ , 1994


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please date, sign and mail this proxy in the enclosed envelope. No postage is required for mailing in the United States.

_____________________________________